      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 2000
                                                      REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  SAUCONY, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                                      04-1465840
  ------------------------------                         ------------------
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                13 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                           1993 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full title of the plan)

                                 JOHN H. FISHER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 SAUCONY, INC.
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     --------------------------------------
                     (Name and address of agent for service)

                                 (978) 532-9000
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                   PROPOSED                PROPOSED
TITLE OF EACH CLASS                                MAXIMUM                 MAXIMUM                 AMOUNT OF
OF SECURITIES TO BE           AMOUNT TO BE         OFFERING PRICE          AGGREGATE               REGISTRATION
REGISTERED                    REGISTERED(1)        PER SHARE               OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock          250,000 shares       $10.47 (2)              $2,617,500.00 (2)       $691.02
($.33-1/3 par value)

Class B Common Stock          750,000 shares       $10.38 (3)              $7,785,000.00 (3)       $2,055.24
($.33-1/3 par value)

Total:                        1,000,000 shares                                                     $2,746.26
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") also covers additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on the Nasdaq National Market on July 10, 2000, in accordance with Rules 457(c) and 457(h) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Class B Common Stock as reported on the Nasdaq National Market on July 10, 2000, in accordance with Rules 457(c) and 457(h) under the Securities Act.

                                EXPLANATORY NOTE

     At the 2000 Annual Meeting of Stockholders of Saucony, Inc., a Massachusetts corporation (the "Registrant"), the stockholders of the Registrant approved an amendment to the Registrant's 1993 Equity Incentive Plan (the "Plan"), increasing the aggregate number of shares of the Registrant's Class A common stock, $.33-1/3 par value per share (the "Class A Common Stock") and Class B common stock, $.33-1/3 par value per share (the "Class B Common Stock") issuable under the Plan by 750,000 shares. This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 250,000 shares of Class A Common Stock and 750,000 shares of the Class B Common Stock of the Registrant issuable under the Plan (in addition to the 1,150,000 shares issuable under the Plan registered under prior registration statements on Form S-8 (File Nos. 33-61532, 33-80726 and 333-33485)). Because the amendment to the Plan approved by the Registrant's stockholders contemplates that either Class A Common Stock or Class B Common Stock may be issued, this Registration Statement covers an aggregate of 1,000,000 shares (250,000 shares more than the increase in shares approved with the amendment to the Plan) in order to provide the Company with flexibility in allocating grants under the Plan among Class A Common Stock-based grants and Class B Common Stock-based grants. The Registrant will not issue more than an aggregate of 750,000 of the shares registered hereby unless stockholder and corporate approvals authorizing the issuance of additional shares under the Plan, to the extent required under applicable laws and regulations, are first obtained.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the plan specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1999, as amended, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
(1) above.

     (3) The description of the Class A Common Stock contained in the registration statement on Form 8-A filed under the Exchange Act on April 22, 1993 and amended on May 24, 1993 (File No. 0-5083), including any amendment or report filed for the purpose of updating such description.

     (4) The description of the Class B Common Stock contained in the registration statement on Form 8-A filed under the Exchange Act on April 22, 1993 and amended on May 24, 1993 (File No. 0-5083), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Class A Common Stock and Class B Common Stock offered hereby have been sold or which deregisters all shares of Class A Common Stock and Class B Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     David E. Redlick, a partner of Hale and Dorr LLP, is Clerk of the Registrant.

     Item 6. INDEMNIFICATION

     Consistent with applicable provisions of Chapter 156B of the Massachusetts General Laws, the Registrant's Restated Articles of Organization, as amended (the "Articles of Organization"), provide that the Registrant's directors and officers may be indemnified by the Registrant from and against any claims, liabilities and expenses to which they may become subject by reason of being an officer or director, except with respect to any matter as to which such officer shall have been adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant.

     Generally, Article 6 of the Articles of Organization provides for the indemnification of directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under Article 6, a director or officer of the Registrant will be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

     The Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above will be made unless the Registrant determines, by clear and convincing evidence, that the applicable standard of conduct has not been met. Such a determination would be made by a majority of a quorum of the directors, independent legal counsel, the stockholders or a court of competent jurisdiction. The Board of Directors can authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer can petition the court to make an independent determination of whether such director or officer is entitled to indemnification. The Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant, which may include coverage for liabilities arising under the Securities Act.

     Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

     Item 8. EXHIBITS

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. UNDERTAKINGS

     a. The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, Massachusetts on the 14th day of July, 2000.


                                      SAUCONY, INC.

                                      By: /s/ Michael Umana
                                         ---------------------------------
                                         Michael Umana
                                         Vice President, Finance
                                         Chief Financial Officer
                                         (Duly authorized officer and principal
                                         financial officer)



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Saucony, Inc., hereby severally constitute John H. Fisher, Charles A. Gottesman and David E. Redlick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Saucony, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        SIGNATURES                                  CAPACITY                         DATE
        ----------                                  --------                         ----

/s/ John H. Fisher                    President, Chief Executive Officer         July 14, 2000
-----------------------------------   and Director (Principal Executive
John H. Fisher                        Officer)


/s/ Charles A. Gottesman              Executive Vice President, Chief            July 14, 2000
-----------------------------------   Operating Officer and Director
Charles A. Gottesman


/S/ Michael Umana                     Vice President, Finance and Chief          July 14, 2000
-----------------------------------   Financial Officer (Principal
Michael Umana                         Financial Officer)


/s/ Roger P. Deschenes                Vice President, Controller and Chief       July 14, 2000
-----------------------------------   Accounting Officer (Principal
Roger P. Deschenes                    Accounting Officer)


/s/ John J. Neuhauser                 Director                                   July 14, 2000
-----------------------------------
John J. Neuhauser


/s/ Robert J. Lefort, Jr.             Director                                   July 14, 2000
-----------------------------------
Robert J. LeFort, Jr.


/s/ John M. Connors, Jr.              Director                                   July 14, 2000
-----------------------------------
John M. Connors, Jr.


/s/ Phyllis H. Fisher                 Director                                   July 14, 2000
-----------------------------------
Phyllis H. Fisher


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                    DESCRIPTION
-------                   -----------

4.1 Restated Articles of Organization, as amended, of the Registrant (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Registrant's current report on Form 8-K filed
            June 2, 1998)
4.2         By-Laws, as amended, of the Registrant
            (incorporated herein by reference to Exhibit 3.3 to the Registrant's registration statement on Form S-2, as amended (File No. 33-61040))
4.3         Specimen Class A Common Stock certificate
4.4         Specimen Class B Common Stock certificate
            (incorporated herein by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-2, as amended (File No. 33-61040))
5.1         Opinion of Hale and Dorr LLP
23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2        Consent of PricewaterhouseCoopers LLP
23.3        Consent of Grant Thornton
24.1 Power of Attorney (included in the signature pages to this Registration Statement)